UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17 State Street, Suite 2550 New York, New York 10004 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (646) 681-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 20, 2015 6D Global Technologies, Inc., a NASDAQ listed technology company, symbol: “SIXD” (the “Company”) entered into and consummated a Securities Purchase Agreement (the “Agreement”) with SwellPath, Inc., an Oregon corporation (“SwellPath”), whereby the Company acquired all of the issued and outstanding shares of SwellPath (the “SwellPath Shares”).

The Company believes the acquisition of SwellPath is highly complementary and synergistic to its current business model.  The acquisition of SwellPath is expected to be immediately accretive to the Company’s revenue and earnings in 2015 and beyond.  The Company’s Board of Directors has also approved the transaction.

Similar to the Company’s other, recent acquisition, Storycode, SwellPath is headquartered in Portland, Oregon and has an additional office in Minneapolis, Minnesota.  SwellPath is a professional services firm that delivers analytics consulting, search engine optimization, and digital advertising services to medium and large scale enterprises across North America.  SwellPath enables clients to align and maximize their digital marketing initiatives by tracking both online and offline marketing campaigns and performing more effective targeting to enhance return on investment.  SwellPath complements the Company’s overall acquisition strategy to provide a full service digital marketing solutions offering to its customers particularly in areas where the Company’s customers have expressed needs, while leveraging the Company’s partnership with Adobe to expand its Adobe SiteCatalyst offering and Google Analytics Premium offering.

The purchase price for the SwellPath Shares was comprised of: (i) cash in the amount of Three Hundred Thousand Dollars ($300,000); (ii) Three Hundred Thousand (300,000) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”); and (iii) up to an additional Three Hundred Thousand (300,000) shares of Common Stock and Six Hundred Fifty Thousand Dollars ($650,000), based upon the achievement by SwellPath of certain performance milestones within the first and second anniversaries of the closing of the transaction.  In addition, the Company acquired all of the goodwill associated with SwellPath from its founder, Adam Ware, for cash in the amount Three Hundred Thousand Dollars ($300,000).  Also, the Company agreed to an employment agreement with Mr. Ware to serve as Vice-President, containing customary terms, conditions and covenants for such an agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: March 20, 2015	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer